Exhibit 23.1

BEIJING HUAHAO CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file No. 333-253602) and Form F-3 (File No. 333-250026) of our report dated March 2, 2022, relating to the consolidated financial statements of Fuzhou Hekangyuan Trading Co., Ltd. for the year ended December 31, 2021 and 2020 appearing in this Form 6-K of Happiness Development Group Limited filed on March 7, 2022.

/s/ Beijing Huahao Certified Public Accountants General Partnership

Beijing, China

March 7, 2022